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                                                                    Exhibit 5.1

                         [King & Spalding Letterhead]


                               September 4, 1998



National Service Industries, Inc.
1420 Peachtree Street, N.E.
Atlanta, Georgia 30309

  Re:  Registration Statement on Form S-3, File No. 333-59627
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Ladies and Gentlemen:

  We have acted as counsel for National Services Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation of the Registration Statement on Form S-3, File No. 333-59627 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") on July 22, 1998, as amended on September 4, 1998, under the Securities Act of 1933 (the "Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 under the Act, of the following securities of the Company with an aggregate public offering price of up to $400,000,000 or the equivalent thereof in one or more foreign currencies, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"):

          (i) unsecured debt securities ("Debt Securities") consisting of debentures, notes and/or other evidences of unsecured indebtedness in one or more series, which may be either senior ("Senior Debt Securities") or subordinated ("Subordinated Debt Securities") and which may be convertible into or exchangeable for shares of common stock, par value $1.00 per share, of the Company ("Common Stock"), shares of preferred stock, no par value, of the Company (the "Preferred Stock"), or other Debt Securities;

          (ii) Preferred Stock, which may be convertible into or exchangeable for shares of Common Stock or shares of Preferred Stock or Debt Securities;
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          (iii) warrants to purchase shares of preferred stock (the "Preferred
     Stock Warrants") or Debt Securities (the "Debt Warrants"); and

          (iv) Common Stock issuable upon the conversion or exchange of Debt Securities or Preferred Stock to the extent such Debt Securities or Preferred Stock are, by their terms, convertible into or exchangeable for shares of Common Stock. (The Debt Warrants and Preferred Stock Warrants are collectively referred to herein as the "Warrants" and the Debt Securities, Preferred Stock, Common Stock and Warrants are collectively referred to herein as the "Securities").

     The Debt Securities may be issued under Indentures (each, an "Indenture") to be entered into between the Company and trustees (the "Trustees") that have been or will be appointed prior to the issuance of Debt Securities. Warrants may be issued pursuant to warrant agreements (the "Warrant Agreements") between the Company and warrant agents to be appointed prior to the issuance of warrants (each, a "Warrant Agent").

     This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Act.

     In so acting, we have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as we have deemed necessary or appropriate to enable us to render the opinions set forth below. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies and, as to certificates of public officials and officers of the Company, we have assumed the same to have been properly given and to be accurate.

     The opinions expressed herein are limited in all respects to the laws of the State of New York, the corporate laws of the State of Delaware and the federal laws of the United States.

     Based on the foregoing, we are of the opinion that:

          (i) The Company is a corporation validly existing and, based solely on a certificate of the Secretary of State of the State of Delaware, in good standing under the laws of the State of Delaware;

          (ii) Upon the due authorization of the issuance of shares of Common Stock and the issuance and sale thereof as described in the Registration Statement (together with any applicable Prospectus Supplement), such shares will be validly issued, fully paid and nonassessable;
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          (iii)  Upon the due authorization of the issuance of shares of a series of Preferred Stock, including the adoption of a Certificate of Designation for such Preferred Stock in the form required by applicable law and the filing of such Certificate of Designation with the Secretary of State of the State of Delaware, and the issuance and sale thereof as described in the Prospectus (together with any applicable Prospectus Supplement), such shares will be validly issued, fully paid and nonassessable;

          (iv) Upon the due authorization of the Warrant Agreements and, when the final terms thereof have been duly established and approved and when duly executed and delivered by the Company, and assuming due authorization, execution and delivery thereof by the applicable Warrant Agent, the Warrant Agreements will constitute valid and legally binding instruments of the Company enforceable against the Company in accordance with their respective terms;

          (v) Upon the due authorization of the Warrants and, when the final terms thereof have been duly established and approved and when duly executed by the Company, and countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and delivered to and paid for by the purchasers thereof, the Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their respective terms;

          (vi) Upon the due authorization of the Indentures and, when the final terms thereof have been duly established and approved and when duly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Indentures by the Trustees, the Indentures will constitute the valid and legally binding instruments of the Company, enforceable against the Company in accordance with their terms; and

          (vii) Upon the due authorization of the Debt Securities and, when the final terms thereof have been duly established and approved and when duly executed by the Company, and duly authenticated by the Trustees (or any Authenticating Agent duly authorized by the Trustees pursuant to the terms of the Indentures) in accordance with the terms of the applicable Indenture and delivered to and paid for by the purchasers thereof, the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

     The opinions set forth above are subject, as to enforcement, to (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the enforcement of creditors' rights generally, and
(ii) general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law).
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     We consent to the filing of this opinion as an exhibit to the Registration
Statement and to the reference to us under the caption "Legal Matters" in the Prospectus that is included in the Registration Statement.


                                       Very truly yours,

                                       /s/ King & Spalding